UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 5, 2007 (October 30, 2007)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Regus House, Herons Way Chester Business Park
Chester CH4 9QR
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 011 44 124 489 3138

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On October 30, 2007, Aftersoft Group, Inc. (“we,” “us,” or the “Company”), divested ourselves of MMI Automotive Ltd, a provider of business management and marketing systems for the United Kingdom and European automotive dealership industry (“MMI”). Pursuant to the terms of the agreement, our subsidiary, EXP Dealer Software Limited agreed to sell shares of Distal Enterprises to the original sellers of MMI in full and final satisfaction of all debts owed to the original sellers of MMI. We inherited MMI as part of the restructuring of Auto Data Network, Inc., which acquired MMI in a transaction in March 2004.

Under the terms of the agreement, we, EXP, and Auto Data Network, Inc. are being released from any and all of its liabilities under the original purchase agreement, and any other agreement between the parties executed prior thereto, upon the completion and transfer of the entire issued share capital of Distal Enterprises to the original sellers.

Item 2.01. Completion of Acquisition or Disposition of Assets

On October 30, 2007, Aftersoft Group, Inc. (“we,” “us,” or the “Company”), divested ourselves of MMI Automotive Ltd.  Reference is made to Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 5, 2007	Aftersoft Group, Inc.

	By:	/s/ Ian Warwick
Name: Ian Warwick Title: Chief Executive Officer